Exhibit 10.1

301 Carlson Parkway, Suite 201 Minneapolis, MN 55305 (952)258-2000

CONTACTS:
Provell, Inc. (NASDAQ:PRVL)
George S. Richards, Chairman, President & Chief Executive Officer
Kim M. Mageau, Senior Vice President & Chief Financial Officer
www.provell.com

FOR IMMEDIATE RELEASE

Provell Board Declares $4 Per Share Valuation Inadequate

MINNEAPOLIS — June 4, 2001 —  Provell, Inc. (Nasdaq: PRVL) confirmed today that its Board of Directors had carefully considered and rejected an unsolicited preliminary expression of interest from Metris Companies Inc. to purchase the Company for $4 per share.  George S. Richards, Chairman, President, and Chief Executive Officer of Provell said, “The Board gave due consideration to Metris’s preliminary indication of value and determined that it was financially inadequate when measured against the past and anticipated future success of the Provell membership business.  We are not currently considering a sale of the Company, but we are, and will continue to seriously review options to enhance shareholder value.”

          The Company also announced that it intended to have no further comment on the matter and confirmed its policy of not commenting upon market speculation.

             Provell, Inc. develops, markets and manages leading edge membership and customer relationship management programs.  Provell’s proprietary programs provide purchase price discounts and other benefits related to consumer and small business needs in the areas of shopping, travel, hospitality, entertainment, health/fitness, and finance.  As of March 31, 2001, consumers enjoyed benefits provided through more than 2.6 million memberships.  The Company is headquartered in Minneapolis, Minnesota, and was founded in 1986.

          Any statements herein regarding the business of Provell, Inc. that are not historical facts are "forward-looking statements" that are intended to qualify for the safe harbor provisions from liability provided by the Private Securities Litigation Reform Act of 1995. For a discussion of risks and uncertainties that could cause actual results to differ from those implied by any forward looking statement, see “Forward-Looking Information” in the Company’s most recent Annual and Quarterly Reports on Forms 10-K and 10-Q and the disclosures under the Sections entitled “Risk Factors” and “Recent Developments” in the Company’s Form S-3 Registration Statement (File No. 333-48776), and see our report on Form 8-K dated February 27, 2001, as amended, regarding information on our recent private placement of $14.2 million in 10% senior convertible notes due February 4, 2002 and the exhibits thereto for the terms of those convertible securities, all as filed with the Securities and Exchange Commission.

# # #